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BA3DOCS1/0019611.04
             SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549


                          FORM 8-K

                       CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 18,
                            1995


                 MERRY-GO-ROUND ENTERPRISES, INC.
   (Exact Name of Registrant as Specified in its Charter)


Maryland                  1-10491                 52-0913402
(State of               (Commission            (IRS Employer
Incorporation)          File Number)     Identification No.)


3300 Fashion Way, Joppa, Maryland                      21085
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area  code:   (410)
538-1000

Item 5.        Other Events.

I.  Debtor-In-Possession Financing

           The Registrant and two of its subsidiaries, MGR Distribution Corporation, and Worths Stores Corp., as Borrowers, (the "Borrowers") have entered into a Debtor-In-Possession Credit Agreement dated as of July 18, 1995 (the "Credit Agreement") with General Electric Capital Corporation and Citicorp USA, as co-agents (the "Co-Agents") and the lenders named therein (the "Lenders"). The proceeds of the initial loans and letters of credit made under the Credit Agreement are to repay substantially all obligations and terminate substantially all commitments in respect of the credit facilities provided by a Revolving Credit Agreement dated as of January 14, 1994, as amended (the "Previous Credit Agreement"), among the Registrant, certain of its subsidiaries, the financial institutions from time to time party thereto and The CIT Group/Business Credit, Inc., as agent, and any excess proceeds are to be applied for working capital and for other general corporate purposes. The Credit Agreement was approved by the United States Bankruptcy Court for the District of Maryland on July 13, 1995. Concurrent with the execution of the Credit Agreement, the Registrant, MGR Distribution Corporation and MGRR, Inc., entered into a Termination and Release Agreement with The CIT Group/Business Credit, Inc. terminating the Previous Credit Agreement.

           The following is a brief summary of certain portions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 99.1 to this Form 8-K. Pursuant to the terms of the Credit Agreement, the Lenders have agreed, subject to the limitations described below, to provide the Borrowers with a $90,000,000 revolving credit facility.

           Under the Credit Agreement, the Borrowers may borrow in the form of cash borrowings, documentary letters of credit and standby letters of credit an aggregate of the lesser of $90,000,000 or the Borrowing Base described below. Letters of credit are further limited to the lesser of $75,000,000 for commercial letters of credit and $15,000,000 for standby letters of credit or the Borrowing Base.

          In addition to any Borrower requesting that the Lenders make loans pursuant to the Credit Agreement, any Borrower may request that letters of credit be issued for the purpose of (i) providing the primary payment mechanism in connection with the purchase of any materials, goods or services in the ordinary course of business ("Commercial
Letters of Credit") or (ii) supporting (A) workers' compensation liabilities of the Borrowers or any of their subsidiaries, (B) the obligations of third party insurers of the Borrowers or any of their subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (C) obligations with respect to capital leases or operating leases of the Borrowers or their subsidiaries,
(D) performance, payment deposit or surety obligations of Borrowers or any of their subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry,
(E) obligations of the Registrant to its new chief executive officer pursuant to an employment agreement, (F) obligations of the Borrowers or any of their subsidiaries to insurance companies providing insurance to Borrowers and their subsidiaries in an aggregate amount not to exceed $8,000,000 at any time, (G) obligations to customs and revenue authorities to secure payment of custom duties in connection with the importation of goods, (H) certain obligations under the Previous Credit Agreement and (I) other obligations determined acceptable by the Co-Agents and Citibank, N.A. as Issuing Lender ("Standby Letters of Credit"); provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the United States Bankruptcy Code).

          The Lenders' commitment to make loans and issue letters of credit expires on the earlier of (i) October 15, 1996, (ii) the effective date of a plan of reorganization in the cases filed by the Registrant and certain of its subsidiaries pursuant to Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases"), and (iii) the date of termination of the Lenders' commitments pursuant to an "Event of Default" as defined in the Credit Agreement (the "Commitment Termination Date").

          Generally, no Standby Letter of Credit may have an expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit. Generally, no Commercial Letter of Credit may have an expiration date (x) later than the earlier of (i) 30 days prior to the Commitment Termination Date and (ii) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (y) that is otherwise unacceptable to Issuing Lender in its reasonable discretion.

          The Borrowing Base is defined as of any date of determination, as an amount equal to the applicable percentage of the "Eligible Inventory" (as defined in the Credit Agreement) determined at the lower of cost using the retail method or market. For the fiscal months of September, October and November 1995, the applicable percentage used in the determination of the Borrowing Base is 55% if both of the following conditions have been met to the reasonable satisfaction of the Co-Agents: (a) the Co-Agents shall have received an updated appraisal of all inventory of the Borrowers in form and substance and with results satisfactory to Co-Agents, and (b) consolidated adjusted earnings before interest, taxes, depreciation and amortization, as defined in the Credit Agreement ("EBITDA") as of July 29, 1995 for the two fiscal quarter period then ended shall be equal to or greater than the projected EBITDA for such period set forth in the financial plan of the Registrant and its subsidiaries. The Co-Agents shall be entitled, at any time, to (i) establish, increase or decrease reserves against Eligible Inventory or the Borrowing Base, and (ii) impose additional requirements (or eliminate the same) to the standards of eligibility set forth in the definition of "Eligible Inventory," in each
case   in   the   exercise  of  their  reasonable   business
discretion.

          Each loan shall bear interest on the unpaid principal amount thereof from the date made through maturity at a rate per annum equal to the sum of the "Base Rate" (as defined in the Credit Agreement) plus one and one-half percent (1.5%) per annum. The Base Rate is defined as a fluctuating interest rate per annum in effect from time to time, which rate is equal to the highest of: (i) the rate of interest announced publicly by Citibank, N.A. from time to time, as Citibank, N.A.'s base rate; (ii) the sum of
(a)  1/2  of  1%  per annum, plus (b) the rate  obtained  by dividing (1) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks by (2) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency supplemental or other marginal reserve requirement) for Citibank, N.A. with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (c) the average during such three-week period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation for insuring U.S. dollar deposits of Citibank, N.A. in the United States; and (iii) 1/2 of 1% per annum above the "Federal Funds Rate" (as defined in the Credit Agreement).

          The Credit Agreement provides for a letter of credit fee equal to 2.25% per annum of the average daily maximum amount available to be drawn under such Standby Letter of Credit, and a letter of credit fee equal to 2.00% per annum of the aggregate maximum amount outstanding for all Commercial Letters of Credit.

          The Credit Agreement also provides for the payment of commitment fees equal to (i) the average of the daily excess of the commitments over the sum of (a) the aggregate principal amount of loans outstanding plus (b) the letter of credit usage multiplied by (ii) 1/2 of 1% per annum. The Borrowers have also agreed to pay to the Co-Agents certain other fees due and payable pursuant to a Fee Letter dated June 9, 1995, by and among the Registrant and the Co-Agents.

          The Credit Agreement provides that all obligations under the loan documents shall constitute allowed administrative expense claims in the Chapter 11 Cases against each Borrower and the subsidiaries of the Registrant which have executed and delivered a guaranty (collectively, the "Credit Parties") which are debtors in the Chapter 11 Cases with priority under Section 364(c)(1) of the United States Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the United States Bankruptcy Code; provided that, upon the occurrence and during the continuation of an "Event of Default" (as defined in the Credit Agreement) or the exercise by any Co-Agent, General Electric Capital Corporation, as secured party ("Secured Party") or any Lender of its remedies after an Event of Default, such claims shall be subject to: (i) unpaid professional fees and expenses allowed in the Chapter 11 Cases in an aggregate amount not to exceed $5,000,000; and (ii) fees payable to the United States Trustee pursuant to 28 U.S.C. 1930(a)(6). In addition, the Borrowers and certain subsidiaries of the Registrant that have executed a guaranty have granted to Secured Party, on behalf of the Lenders, a first or second priority interest in substantially all of their assets as set forth in a Pledge and Security Agreement and certain other documents.

          The Credit Agreement requires that certain financial tests be met or exceeded, including with respect to (i) EBITDA, (ii) the ratio of EBITDA to "Consolidated Fixed Charges," and (iii) "Consolidated Net Worth," each as defined in the Credit Agreement. In addition, the Credit Agreement establishes certain restrictions on the Borrowers including the maintenance of a cash management system, indebtedness, guarantees, liens, capital expenditures, investments, dividends, asset dispositions, and maximum restructuring fees and disbursements.



II.  Change in Management

          On July 11, 1995, the Registrant announced the election of Richard Crystal as Chief Executive Officer,
President and Director.  Stephen Wertheimer was appointed
Chairman of the Board of Directors. In connection with these appointments, Thomas Shull and James Kenney resigned as Chairman, Chief Executive Officer, and President and
Chief Operating Officer, respectively.



Item 7.        Financial Statements and Exhibits

(c)  Exhibits

           99.1 Debtor-In-Possession Credit Agreement dated as of July 18, 1995

            99.2   Press  Releases  Announcing   Change   in
Management  dated                        June 28,  1995  and
July 11, 1995

                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           MERRY-GO-ROUND ENTERPRISES, INC.

August 8, 1995                By:  /s/ Isaac Kaufman
                              Isaac Kaufman
                              Executive Vice President,
                              Secretary and Treasurer

                                   (Principal Financial
                              Officer)

                        EXHIBIT INDEX

99.1      Debtor-In-Possession Credit Agreement dated as  of
          July 18, 1995

99.2       Press  Releases Announcing Change  in  Management
dated June 28, 1995                and July 11, 1995